Exhibit 99.1

Astrotech Corporation
401 Congress, Suite 1650
Austin, Texas
512.485.9530
fax: 512.485.9531
www.astrotechcorp.com

FOR IMMEDIATE RELEASE

ASTROTECH CORPORATION ANNOUNCES RESULTS OF SPECIAL MEETING

Austin, TX (August 20, 2014) - Astrotech Corporation [NASDAQ:ASTC] has received the approval from 14,835,132, or approximately 75% of its outstanding shares, to sell substantially all of the properties and assets related to or used in the Astrotech Space Operations business unit to a wholly-owned subsidiary of Lockheed Martin Corporation for $61 million. 12,407,003, or approximately 82% of shares that voted, also approved The Golden Parachute Proposal by non-binding advisory vote.  The final vote tabulation was concluded as part of a Special Shareholders Meeting that was held at 9:00AM CDT on August 20, 2014 in Austin, TX.

About Astrotech Corporation
Astrotech is a leader in identifying and commercializing space technology for terrestrial use. 1st Detect Corporation is developing what we believe is a breakthrough miniaturized mass spectrometer, the MMS-1000™, while Astrogenetix, Inc. is a biotechnology company utilizing microgravity as a research platform for drug discovery and development. Both are entirely owned subsidiaries of the parent.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in Astrotech’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Astrotech assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Joshua Elbaum
Astrotech Corporation
512.485.9530

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